UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Act of 1934

Date of Report (Date of earliest event reported) October 30, 2019 (October 29, 2019)

CHUGACH ELECTRIC ASSOCIATION, INC.

(Exact name of registrant as specified in its charter)

Alaska	33-42125	92-0014224
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5601 Electron Drive, Anchorage, AK	99518
(Address of Principal’s Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (907) 563-7494

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:  None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On October 29, 2019, Chugach Electric Association, Inc. (“Chugach”) entered into an Amendment No. 2 to Asset Purchase and Sale Agreement (“APA”), Amendment No. 2 to Eklutna Power Purchase Agreement, and Amendment No. 2 to Payment in Lieu of Taxes Agreement with the Municipality of Anchorage (“MOA”).  The APA Amendment No. 2 extends the termination date of the APA from March 31, 2020 to September 30, 2020 and recognizes the Eklutna Transmission Assets as Acquired Assets in recognition of the fulfillment of a condition in the original Asset Purchase and Sale Agreement.  The Eklutna Power Purchase Agreement Amendment No. 2 recognizes changes to the dispute resolution procedures contained therein and the Payment in Lieu of Taxes Agreement Amendment No. 2 removes Chugach’s obligation in certain regulatory or bankruptcy proceedings to support and stipulate to the fact that the payment in lieu of taxes payments are a tax obligation and should be given appropriate priority status based on that fact.  The original agreements to which Amendment No. 2 to the APA, Eklutna Power Purchase Agreement and Payment in Lieu of Taxes Agreement pertain are pending approval by the Regulatory Commission of Alaska (“RCA”) and were previously filed with the SEC with Chugach’s Annual Report on Form 10-K for the year ended December 31, 2018.

These three (3) agreements, in their entirety, will be filed as exhibits to Chugach’s next quarterly filing on Form 10-Q.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 30, 2019		CHUGACH ELECTRIC ASSOCIATION, INC.
	By:	/s/ Lee D. Thibert
Lee D. Thibert
Chief Executive Officer